Exhibit 10.45

As of January 2, 2004

Sheila Mahony
89 Cove Road
Oyster Bay Cove, NY  11771

Re:                               Change in Your Retirement Date

Dear Sheila:

This letter relates to your Retirement Agreement, dated June 18, 2003 (your “Retirement Agreement”), with Cablevision Systems Corporation and CSC Holdings, Inc., and confirms our mutual agreement to extend the duration of your employment until March 15, 2004.

Accordingly, on your acceptance of and agreement to this letter, (1) the term “Retirement Date” in your Retirement Agreement is amended to refer to March 15, 2004, (2) the reference to January 2, 2004 in the Memorandum annexed to your Retirement Agreement as Exhibit A will be amended to refer to March 15, 2004 and (iii) the reference to January in Section 2(a) of the Consulting agreement annexed to your Retirement Agreement as Exhibit C will be amended to refer to March.  In addition, you agree that you will not be entitled to participate in or receive any awards under any long-term incentive program for services rendered in 2004.

Other than these changes, this letter does not change your Retirement Agreement or the annexed Exhibits in any way, and your Retirement Agreement will remain in full force and effect.

CABLEVISION SYSTEMS CORPORATION	CSC HOLDINGS, INC.

By: James L. Dolan	By:

Accepted and Agreed:

Sheila Mahony